EXHIBIT 11.1

                             OWEN HEALTHCARE, INC.

                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                     (in thousands, except per share data)
                                   UNAUDITED

                                                        YEAR ENDED NOVEMBER 30,
                                                      --------------------------
                                                       1994      1995     1996
                                                      ------   -------   -------
PRIMARY:
 Earnings Applicable to Common Stock ..............   $5,191   $ 8,110   $10,907

  Weighted Average Shares Outstanding .............    9,078    12,196    17,086
  Dilutive Effects of Stock Options ...............      670       954     1,018
                                                      ------   -------   -------
  Common and Common Equivalent Shares .............    9,748    13,150    18,104
                                                      ======   =======   =======

  Earnings Per Common and Common
    Equivalent Share  .............................   $  .53   $   .62   $   .60
                                                      ======   =======   =======

ASSUMING FULL DILUTION:
 Earnings Applicable to Common Stock ..............   $5,191   $ 8,110   $10,907
  Reduction of Convertible Debt Interest
   Expense, Net of Tax and Corporate
   Bonus Effect ...................................      394       270
                                                      ------   -------   -------
  Earnings Applicable to Common Stock, as adjusted.   $5,585   $ 8,380   $10,907
                                                      ------   -------   -------

  Primary Common and Common Equivalent Shares .....    9,748    13,150    18,104
  Additional Incremental Shares for Options .......       95       260       150
  Weighted Average Shares Issuable Upon
    Conversion of Debt ............................    2,380     1,594
                                                      ------   -------   -------
  Weighted Average Common and Common Equivalent
   Shares Outstanding, as adjusted ................   12,223    15,004    18,254
                                                      ======   =======   =======
  Earnings Per Common and Common Equivalent Share .   $  .46   $   .56   $   .60
                                                      ======   =======   =======